EMPLOYMENT AGREEMENT

This Employment Agreement (the "Agreement"), effective as of the first (1st) day of July 2010, by and between WLG, Inc. a Delaware corporation (the "Company"), and Sebastian Tschackert (the "Executive").

WITNESSETH

WHEREAS, the Executive is the President of the Americas region for the Company

WHEREAS, the Company and the Executive have determined that it is in their respective best interest to set forth the terms of the Executive's employment by the Company in writing and enter into this Agreement on the terms and conditions as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. **Employment**. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to serve the Company, upon the terms and conditions set forth herein.

2. **Term**. The employment of the Executive by the Company pursuant to this Agreement as provided in Section 1 will commence on 1st July 2010 (the "Effective Date"), and will be open ended with either party able to terminate this contract by providing 3 months written notice. From January 2012 this period will be increased to nine (9) months.

Position and Duties. The Executive shall serve as the President of the Americas region, and shall have such responsibilities, duties and authority as are generally associated with such office and as may from time to time be assigned on a reasonable basis to the Executive by the Company's Board of Directors (the "Board") and CEO that are consistent with such responsibilities, duties and authority. The Executive shall, at all times during the Term, report directly to the CEO. Notwithstanding anything in this Section 3 to the contrary, the Executive shall not be required to perform any duties or responsibilities that would result in a violation of, or noncompliance with, any law, regulation, regulatory pronouncement or any other regulatory requirement applicable to the Company and the conduct of the Company's business or to the Executive in his capacity as President of the Americas region. The Executive shall be based in Hong Kong and will commute monthly between China and the Americas until such time as a legal visa and working permit has been approved by US immigration. On approval, the position would relocate to the United States.

3. **Compensation and Related Matters**.

3.1 **Base Salary**. In consideration of the services rendered to the Company hereunder by the Executive, the Company shall pay to the Executive an annual base salary at a rate of US$216,000 (two hundred and sixteen thousand US Dollars) (the "Base Salary") payable to the Executive's bank account by wire transfer or otherwise as instructed by Executive, less mandatory statutory deductions and withholdings, if any, payable in accordance with the

Company's normal payroll practices. At least annually, the Board will review the Base Salary for, among other items the Board deems relevant, competitiveness, the business of the Company in the then business environment, the stage of development of the Company and appropriateness in the industry. The Base Salary shall be payable monthly in accordance with the Company's normal payroll practices.

3.2 **Car Allowance.** The Executive shall receive a monthly car allowance of US$1,000. , which may be adjusted from time to time, as agreed between the Company and Executive. In addition, the company will pay the costs of parking, tolls and gasoline.

3.3 **Annual Bonus.** For each calendar year during the Term, the Executive shall be eligible to receive a cash bonus of up to 100% of the Base Salary (the "Bonus"). Such Bonus shall be determined and payable at the sole discretion of the Board.

3.4 **Stock Options.** From time to time, the Company shall grant to the Executive stock options (the "Options") to purchase shares of common stock of the Company in amounts that shall be determined by the Board. The Options shall be issued pursuant to the Company's 2005 Stock Incentive Plan (as may be amended from time to time or another plan if so adopted) and will be evidenced by a Stock Option Grant Agreement (a "Grant Agreement"). The terms of the Options shall be determined by the Board and set forth in each Grant Agreement.

3.5 **Expenses.** The Executive shall be entitled to receive monthly reimbursement for all reasonable and customary expenses incurred by the Executive in performing services hereunder, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company. For the sake of clarity, reimbursable expenses shall include payment of cell phone billings, business travel, meals and lodging as well as high speed access computer lines.

3.6 **Benefits.**

(a) The Executive shall be entitled to health insurance for himself and his immediate family members and shall receive full reimbursement for the premium costs of any medical and dental plans under which Executive and his immediate family are covered during the Term.

(b) The Executive shall be provided with a laptop computer with appropriate software, as well as a cell phone/Blackberry capable of making international calls.

(c) The Executive shall be entitled to 25 working days vacation per annum in addition to statutory holidays.

(d) The Executive shall be entitled to claim for temporary serviced accommodation for 60 days after arrival in Chicago and will have the cost of his relocation paid for by the company.

4. **Director and Officer of the Company; D&O Insurance.**

(a) As an officer and, if elected or appointed as a director of the Company, the Executive will be covered under all of the Company's Director's and Officer's liability insurance policies (the "Insurance"), which are in place and updated from time to time.

5. **Termination**. The Executive's employment hereunder may be terminated by either party providing three (3) months written notice . From January 2012 this will be extended to nine (9) months written notice.

5.1 **Death or Disability**. In the event of the Executive's death or Disability (as defined below) during the Term, the Executive's employment hereunder shall terminate, and the Company shall have no further obligation or duty to the Executive or his estate or beneficiaries other than for the Base Salary earned under this Agreement to the date of termination, reimbursement of corporate expenses incurred through the date of termination, and any payments or benefits due under Company policies or benefit plans which shall be paid within a reasonable time following death or Disability. For purposes of this Agreement, "Disability" shall mean a physical or mental infirmity which causes the Executive to be unable to perform his duties hereunder for any period of one-hundred and eighty (180) consecutive days; *provided*, however, that notwithstanding anything to the contrary herein and despite any termination of Executive's employment under this Section 6.1, Executive shall be entitled in the event of a termination on account of Disability: (i) to retain his disability benefits, which amounts shall not be offset by any disability benefits received by Executive from any other source, (ii) to receive his Base Salary until such time as he has commenced receiving disability payments under the Company's policies, (iii) to receive a prorated portion of the Bonus to which Executive would otherwise have been entitled for the calendar year through the date of termination (as determined by the Board), and (iv) accrued but unused vacation. In addition, notwithstanding anything to the contrary herein and despite any termination of Executive's employment under this Section 6.1, Executive shall be entitled in the event of a termination on account of his death: (i) to receive a prorated portion of the Bonus to which Executive would otherwise have been entitled for the calendar year through the date of termination (as determined by the Board), and (ii) accrued but unused vacation. Nothing to the contrary provided herein or elsewhere, all Options granted to the Executive shall vest immediately upon his death or termination due to Disability and Executive, or his legal representative, as the case may be, shall have a period of six (6) months following the termination of his employment pursuant to this Section 6.1 to exercise any vested Options.

5.2 **Cause, Without Cause Termination by the Executive; Mutual Termination**. Notwithstanding the provisions of Section 2 of this Agreement, the Executive's employment hereunder may terminate prior to the expiration of the Initial Term, or any Extension Period thereafter, under the following circumstances:

5.3 **Termination by the Company for Cause**. The Board by unanimous vote may terminate this Agreement for Cause at any time, upon written notice to the Executive setting forth in reasonable detail the nature of such Cause. For purposes of this Agreement, "Cause" is defined as (i) the Executive's material breach of Section 3 of this Agreement; (ii) the Executive's conviction (after the exhaustion of all available appeals) of any felony or any crime involving

moral turpitude; or (iii) the Executive's material breach of Section 7 of this Agreement; (iv) gross negligence or willful misconduct by the Executive in connection with the performance of his material duties hereunder, or (v) his refusal to perform such material duties reasonably requested in the ordinary course by the Board; provided, however, that the Company shall give Executive thirty (30) days' after receipt by the Executive of written notice of "Cause" for his termination to cure prior to any termination for Cause based on the grounds specified herein, except in item (ii) above. Upon the termination for Cause of Executive's employment, the Company shall have no further obligation or liability to the Executive other than for Base Salary accrued but unpaid under this Agreement prior to the date of termination, and reimbursement for corporate expenses incurred through the date of termination. Executive's vested but unexercised Options shall expire immediately upon his termination for Cause.

6. **Confidentiality, Disclosure of Information.** (a) The Executive recognizes and acknowledges that the Executive has had and will have access to Confidential Information (as defined below) relating to the business or interests of the Company or of persons with whom the Company may have business relationships. Except as permitted herein, the Executive will not during the Term, or at any time thereafter, use, disclose or permit to be known by any other person or entity, any Confidential Information of the Company (except as required by applicable law or as Executive deems necessary in connection with the performance of the Executive's duties and responsibilities hereunder). The term "Confidential Information" means information relating to the Company's business affairs, proprietary technology, trade secrets, patented processes, research and development data, know-how, market studies and forecasts, competitive analyses, pricing policies, employee lists, employment agreements (other than this Agreement), personnel policies, the substance of agreements with customers, suppliers and others, marketing arrangements, customer lists, commercial arrangements, or any other information relating to the Company's business that is not generally known to the public or to actual or potential competitors of the Company (other than through a breach of this Agreement). This obligation shall continue until such Confidential Information becomes publicly available, other than pursuant to a breach of this Section 7 by the Executive, regardless of whether the Executive continues to be employed by the Company.

(b) It is further agreed and understood by and between the parties to this Agreement that all "Company Materials," which include, but are not limited to, computers, computer software, computer disks, tapes, printouts, source, HTML and other code, flowcharts, schematics, designs, graphics, drawings, photographs, charts, graphs, notebooks, customer lists, sound recordings, other tangible or intangible manifestation of content, and all other documents whether printed, typewritten, handwritten, electronic, or stored on computer disks, tapes, hard drives, or any other tangible medium, as well as samples, prototypes, models, products and the like, shall be the exclusive property of the Company and, upon termination of Executive's employment with the Company, and/or upon the request of the Company, all Company Materials, including copies thereof, as well as all other Company property then in the Executive's possession or control, shall be returned to and left with the Company.

7. **Successors; Binding Agreement.** This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal

representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die, all amounts due following the Executive's death, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there is no such designee, to the Executive's estate.

8. **Notice**. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:

Sebastian Tschackert
Hong Kong

PERSONAL AND CONFIDENTIAL

If to the Company:
WLG, Inc.
920 East Algonquin Road, Suite 120
Schaumburg, IL 60173 USA

Attn: Corporate Secretary

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt by the Company and the Executive.

9. **Miscellaneous**. No provisions of this Agreement may be amended, modified, waived or discharged unless such amendment, waiver, modification or discharge is expressly agreed to in writing signed by the Executive and such officer of the Company as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. This Agreement shall be binding on all successors to the Company.

10. **Severability**. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and affect.

11. **Governing Law**. This Agreement shall be governed by and construed exclusively and irrevocably in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby irrevocably

agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement, shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereby covenant and irrevocably submit to the *in personam* jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York City. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of *in personam* jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements.

12. **Counterparts**. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original but both of which together will constitute one and the same instrument.

13. **Survivorship**. The respective rights and obligations of the parties to this Agreement shall survive the termination of this Agreement or the Executive's employment hereunder for any reason to the extent necessary to the intended preservation of such rights and obligations.

14. **Representation**. The Company represents and warrants that it is fully authorized and empowered to enter into this Agreement and that the performance of its obligations hereunder shall not violate any agreement between the Company and any other person, firm or organization.

15. **Entire Agreement**. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled.

16. **Headings**. The parties acknowledge that the headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of this Agreement.

17. **Advice of Counsel**. The Executive and the Company hereby acknowledge that each party has had adequate opportunity to review this Agreement, to obtain the advice of counsel with respect to this Agreement, and to reflect upon and consider the terms and conditions of this Agreement. The parties further acknowledge that each party fully understands the terms of this Agreement and has voluntarily executed this Agreement.

[Signatures appear on following page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

EXECUTIVE

____
Sebastian Tschackert

Dated: 8 April 2010

WLG Inc

By: Andrew Jillings

Title: Chief Executive Officer

Dated: 8 April 2010

SIGNATURE PAGE TO EMPLOYMENT AGREEMENT
OF Sebastian Tschackert